Exhibit 99.1
FOR MORE INFORMATION, CONTACT:
Martin Jarosick
Vice President, Investor Relations
847-405-2045
mjarosick@cfindustries.com

Terra Nitrogen Company, L.P. Reports Fourth Quarter
2017 Results

DEERFIELD, IL (February 14, 2018)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $49.4 million on net sales of $97.5 million for the quarter ended December 31, 2017. This compares to net earnings of $44.1 million on net sales of $93.4 million for the 2016 fourth quarter. Net earnings allocable to common units was $26.6 million ($1.44 per common unit) and $34.3 million ($1.85 per common unit) for the 2017 and 2016 fourth quarters, respectively. The fourth quarter of 2017 included a gain of $14.3 million on the sale of TNCLP's 50% joint venture interest in Oklahoma CO2 Partnership (OKCO2), which added $0.42 to fourth quarter 2017 earnings per common unit. Results for the fourth quarter of 2017 also included an unrealized net mark-to-market loss on natural gas derivatives of $0.9 million compared to a gain of $13.6 million in the fourth quarter of 2016. The derivative portfolio at December 31, 2017 includes natural gas derivatives that hedge a portion of natural gas purchases through December 2018.

For the full year 2017, TNCLP reported net earnings of $153.9 million on net sales of $397.2 million. This compares to net earnings of $209.3 million on net sales of $418.3 million for the full year 2016. Net earnings allocable to common units was $109.8 million ($5.93 per common unit) and $139.9 million ($7.56 per common unit) for the full year 2017 and 2016, respectively. Results for the full year 2017 included a gain of $14.3 million on the sale of OKCO2, which added $0.55 to the full year 2017 earnings per common unit. Results for the full year 2017 included an unrealized net mark-to-market loss on natural gas derivatives of $10.6 million compared to an unrealized net mark-to-market gain of $35.3 million for the full year 2016.

On February 7, 2018, Terra Nitrogen Company, L.P. announced that, in accordance with Section 17.1 of TNCLP’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), Terra Nitrogen GP Inc., a Delaware corporation and the sole general partner of TNCLP (“TNGP”), has elected to exercise the right, assigned to TNGP by TNCLP, to purchase all of the issued and outstanding common units representing limited partner interests in TNCLP not already owned by TNGP or its affiliates (the “Units”). TNGP will purchase the Units on April 2, 2018 for a cash purchase price of $84.033 per Unit. The purchase price was determined in accordance with Section 17.1 of the Partnership Agreement.

Analysis of Results
Net sales for the fourth quarter of 2017 totaled $97.5 million, compared to $93.4 million for the fourth quarter of 2016, due to higher ammonia sales volumes and higher UAN selling prices that were partially offset by lower ammonia selling prices and lower UAN sales volume.

Comparing the fourth quarter of 2017 to the fourth quarter of 2016, TNCLP’s:

•	Ammonia sales volume increased by 16 percent and UAN sales volume decreased by 2 percent;

•	Ammonia average selling prices decreased by 10 percent and UAN average selling prices increased by 7 percent; and

•	Realized natural gas cost per MMBtu decreased by 8 percent.

On October 2, 2017, TNCLP sold its 50% interest in OKCO2, a joint venture that owns a carbon dioxide liquefaction and purification facility to the joint venture partner. Prior to the sale, TNCLP had accounted for this interest as an equity method investment. TNCLP received proceeds of $16.3 million for the sale and recorded a gain of $14.3 million after the completion of certain customary closing requirements and working capital adjustments in the fourth quarter of 2017.

Cash Distribution
Cash distributions are based on Available Cash for the quarter and depend on TNCLP’s earnings as well as cash requirements for working capital needs and capital and other expenditures. For the full year 2017, capital expenditures were $27.2 million as compared to $33.1 million for the full year 2016. Cash distributions per common unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. TNCLP reported on February 7, 2018, the declaration of a cash distribution for the quarter ended December 31, 2017, of $2.03 per common unit payable February 28, 2018 to holders of record as of February 16, 2018. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels. This compares to a cash distribution of $1.22 per common unit for the quarter ended December 31, 2016. The proceeds from the sale of the joint venture interest were included in the determination of Available Cash for the fourth quarter of 2017 and added $0.45 per common unit to the distribution.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of TNCLP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, TNCLP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets, is a subsidiary of TNCLP. Terra Nitrogen GP Inc., an indirect, wholly owned subsidiary of CF Industries Holdings, Inc. (CF Industries), is the General Partner of TNCLP and TNLP and exercises full control over all of TNCLP’s and TNLP's business affairs.

Forward-Looking Statements
All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•	Risks related to TNCLP's reliance on one production facility;

•	The cyclical nature of TNCLP's business and the agricultural sector;

•	The global commodity nature of TNCLP's fertilizer products, the impact of global supply and demand on TNCLP's selling prices, and the intense global competition from other fertilizer producers;

•	Conditions in the U.S. agricultural industry;

•	The volatility of natural gas prices in North America;

•	Difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery;

•	Reliance on third party providers of transportation services and equipment;

•	The significant risks and hazards involved in producing and handling TNCLP's products against which it may not be fully insured;

•	Risks associated with cyber security;

•	Weather conditions;

•	Potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements;

•	Future regulatory restrictions and requirements related to greenhouse gas emissions;

•	The seasonality of the fertilizer business;

•	Risks involving derivatives and the effectiveness of TNCLP's risk measurement and hedging activities;

•	Limited access to capital;

•	Acts of terrorism and regulations to combat terrorism;

•	Risks related to TNCLP's dependence on and relationships with CF Industries;

•	Deterioration of global market and economic conditions;

•	Risks related to TNCLP's partnership structure and control of TNCLP's General Partner by CF Industries;

•
Changes in TNCLP's available cash for distribution to its unitholders, due to, among other things, changes in its earnings, the amount of cash generated by its operations and the amount of cash reserves established by its General Partner for operating, capital and other requirements;

•	The conflicts of interest that may be faced by the executive officers of TNCLP's General Partner, who operate both TNCLP and CF Industries; and

•	Tax risks to TNCLP's common unitholders and changes in TNCLP's treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ website. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #
Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ website, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$81.5	$39.5
Due from affiliates of the General Partner	17.1	4.0
Accounts receivable	0.9	0.6
Inventories	5.3	8.6
Prepaid expenses and other current assets	0.3	7.9
Total current assets	105.1	60.6
Property, plant and equipment—net	290.2	301.3
Other assets	8.6	11.4
Total assets	$403.9	$373.3
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued expenses	$27.4	$27.8
Due to affiliates of the General Partner	4.2	4.1
Other current liabilities	3.2	—
Total current liabilities	34.8	31.9
Other liabilities	1.0	2.6
Partners' capital:
Limited partners' interests, 18,501,576 common units authorized, issued and outstanding	301.2	286.7
Limited partners' interests, 184,072 Class B common units authorized, issued and outstanding	2.1	1.8
General partner's interest	64.8	50.3
Total partners' capital	368.1	338.8
Total liabilities and partners' capital	$403.9	$373.3

TERRA NITROGEN COMPANY, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
	(in millions, except per unit amounts)
Net sales:
Product sales to affiliates of the General Partner	$96.8	$93.2	$396.1	$417.7
Other income from an affiliate of the General Partner	0.2	0.2	0.6	0.6
Other income	0.5	—	0.5	—
Total	97.5	93.4	397.2	418.3
Cost of goods sold:
Materials, supplies and services	50.9	38.6	212.6	163.6
Services provided by affiliates of the General Partner	7.2	6.6	27.9	27.9
Gross margin	39.4	48.2	156.7	226.8
Selling, general and administrative services provided by affiliates of the General Partner	4.0	3.9	15.9	15.7
Other general and administrative expenses	0.6	0.2	1.7	1.9
Gain on sale of equity method investment	(14.3)	—	(14.3)	—
Earnings from operations	49.1	44.1	153.4	209.2
Interest income	0.3	—	0.5	0.1
Net earnings	$49.4	$44.1	$153.9	$209.3
Allocation of net earnings:
General Partner	$22.3	$9.4	$42.6	$67.4
Class B common units	0.5	0.4	1.5	2.0
Common units	26.6	34.3	109.8	139.9
Net earnings	$49.4	$44.1	$153.9	$209.3
Net earnings per common unit	$1.44	$1.85	$5.93	$7.56

TERRA NITROGEN COMPANY, L.P.
SUMMARIZED OPERATING INFORMATION

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Sales volume (tons in thousands):
Ammonia	119	103	480	409
UAN(1)	516	528	1,909	1,759

Average selling prices (dollars per ton):
Ammonia	$227	$253	$258	$323
UAN(1)	$136	$127	$142	$162

Cost of natural gas (dollars per MMBtu):
Purchased natural gas costs(2)	$2.49	$2.83	$2.71	$2.32
Realized derivatives loss(3)	0.15	0.05	0.07	0.40
Cost of natural gas	$2.64	$2.88	$2.78	$2.72

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(1) The nitrogen content of UAN is 32% by weight.
(2) Represents the cost of natural gas purchased during the period for use in production.
(3) Represents realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives.